UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois		60555
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06	MATERIAL IMPAIRMENTS

As previously disclosed in our Current Report on Form 8-K filed on August 4, 2011, executive management of Navistar International Corporation (the “Company”) committed to close its International truck manufacturing plant in Chatham, Ontario and Workhorse chassis plant in Union City, Indiana, and to significantly scale back operations at its Monaco RV headquarters and motor coach manufacturing plant in Coburg, Oregon. As a result of these actions, as well as other factors, the Company concluded that there was a trigger event for the review for impairment of approximately $120 million of various long-lived assets, including certain intangible assets, related to these facilities. At that time, the Company was unable to make a good faith estimate of the amount or range of impairment charges expected to be incurred.

The Chatham and Workhorse asset groups were reviewed for recoverability by comparing the carrying values to the estimated future undiscounted cash flows and those carrying values were determined to not be fully recoverable. We utilized the cost approach and market approach to determine the fair value of certain assets within the asset groups. The other portions of the asset groups’ fair values were based on estimates of future cash flows developed by management.

As of August 26, 2011, the Company evaluated the recoverability of the $120 million of long-lived assets, including intangible assets, as originally disclosed in our Current Report on Form 8-K filed on August 4, 2011 and determined that the amount of impairment charges expected to be incurred is approximately $60 million. Relating to our Chatham, Ontario plant, we anticipate impairments of property and equipment of approximately $10 million due to the closure of the facility. Relating to our Union City, Indiana plant, we anticipate impairments of intangible assets of approximately $50 million due to market deterioration and reduction in demand below previously anticipated levels. These impairments are not expected to result in cash outlays, and we expect these impairments to be incurred during the third quarter of 2011.

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including any anticipated charges that may be incurred or other efficiencies that may be achieved as a result of the above closures. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors, of our Form 10-K for the fiscal year ended October 31, 2010, which was filed on December 21, 2010. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: September 1, 2011	/s/ Andrew J. Cederoth
Andrew J. Cederoth Executive Vice President and Chief Financial Officer